UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2026

Klotho Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into Material Agreement

On March 4, 2026, Klotho Neurosciences, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Greenland Mines Corp., a Delaware corporation (“Greenland Mines”). Pursuant to the terms of the Merger Agreement, at the closing, Greenland Mines will merge into GM Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with Greenland Mines being the surviving entity. Pursuant to the Merger Agreement, as consideration for the Merger, the stockholders of Greenland Mines will receive a total of 47,000 newly issued shares of the Company’s Series C Preferred Stock. In addition, the stockholders of Greenland Mines have the right to designate one individual to join the Company’s Board of Directors. The Merger Agreement also contains customary representations and warranties of the parties.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On March 4, 2026 (the “Closing Date”), at the closing of the Merger Agreement, Merger Sub merged into Greenland Mines, with Greenland Mines being the surviving entity (the “Subsidiary Merger”). As a result of the Subsidiary Merger, Greenland Mines became a wholly-owned subsidiary of the Company (the “Merger Transaction”). The Merger Transaction did not result in a change of control of the Company or a change in the executive officers or directors of the Company.

Greenland Mines, pursuant to the terms of a Subscription, Joint Venture and Option Agreement (the “Mining Agreement”), owns an 80% interest in Major Precious Greenland A/S, a Denmark corporation (the “Major Precious”). Major Precious is the sole owner of certain mineral properties in Greenland known as the Skaergaard Project. The Mining Agreement provides Greenland Mines with an option to acquire the remaining 20% interest in Major Precious.

A 2022 Canadian NI 43-101 Technical Report on the Skaergaard Project issued by SLR Consulting Limited established a Total Indicated and Inferred Resource of 364.37 million tons at 2.17 g/t PdEq, with the Indicated category alone at 158.95 million tons grading 2.22 g/t PdEq. This constitutes 25.4 million ounces of palladium equivalent ("Moz PdEq") and 23.5 million ounces of gold equivalent ("Moz AuEq") in combined Indicated and Inferred Resource categories at the effective date of the Canadian NI 43-101 Technical Report. Pursuant to the terms of the Mining Agreement, the Government of Greenland is entitled to a 2.5% royalty payable when the Skaergaard Project reaches the production stage.

These mineral resource estimates stated above were prepared by SLR Consulting Limited in accordance with NI 43-101 and not in accordance with the requirements of Regulation S-K Subpart 1300. The Company has not yet independently verified the mineral resource estimates contained therein. The foregoing description of the Mining Agreement does not purport to be complete and is qualified in its entirety by reference to the Mining Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

On March 4, 2026, the Company issued to the former stockholders of Greenland Mines, a total of 47,000 shares of the Company’s Series C Preferred Stock as consideration for the Merger Transaction.

The issuance of the securities described above was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder and/or Regulation S. The recipients represented that they are “accredited investors” as defined in Rule 501(a) of Regulation D and that the securities were acquired for investment and not with a view to distribution. The securities were offered without general solicitation or advertising and represented the consideration paid under the Merger Agreement.

A description of the Series C Preferred Stock is set forth in Item 5.03 below and incorporated into this Item 3.02 by reference.

Item 5.03 – Amendments to Articles of Incorporation

On March 4, 2026, the Board of Directors of the Company, pursuant to a Certificate of Designation, designated a new series of the Company’s preferred stock to be known as Series C Preferred Stock (the “Certificate of Designation”). The Certificate of Designation authorized a total of 50,000 shares of Series C Preferred Stock.

A summary of rights and privileges of the Series C Preferred Stock is as follows:

Dividends - The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends on an as-converted basis, pari passu with all holders of Common Stock but prior to any dividends paid to any class of stock junior to the Series C Preferred.

Voting - After approval by the Company’s stockholders at a special or annual meeting of the Company’s stockholders, the holders of Series C Preferred Stock shall vote together with the holders of Common Stock and any other class or series of capital stock entitled to vote thereon as a single class on all matters submitted to a vote of stockholders of the Corporation. Each share of Series C Preferred Stock shall entitle the holder thereof to a number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock is then convertible. The shares of Series C Preferred Stock shall not be entitled to vote prior to the stockholder approval.

Conversion – At any time after approval by the Company’s stockholders, each share of Series C Preferred Stock shall be convertible into 42,554 shares of the Company’s common stock. Holders of shares of Series C Preferred Stock shall have no conversion rights prior to the approval of the Company’s stockholders.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of the Series C Preferred Stock, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

To the extent required by Rule 3-05 of Regulation S-X, the financial statements of Greenland Mines, Inc. will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this report is required to be filed.

(b) Pro Forma Financial Information

To the extent required by Article 11 of Regulation S-X, pro forma financial information will be filed by amendment within the same timeframe.

This Form 8-K contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Without limiting the generality of the foregoing, the forward-looking statements in this press release include descriptions of the Company's future commercial operations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, such as the Company's inability to implement its business plans, identify and realize additional opportunities, or meet or exceed its financial projections and changes in the regulatory or competitive environment in which the Company operates. You should carefully consider the foregoing factors and the other risks and uncertainties described in the documents filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") from time to time, which could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these documents are available on the SEC's website, www.sec.gov. All information provided herein is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.

Exhibits	Description
3.1	Certificate of Designation of Series C Preferred Stock
10.1	Agreement and Plan of Merger
10.2	Subscription, Joint Venture and Option Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2026	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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